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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 3, 2000


                              PLATO LEARNING, INC.
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             (Exact name of Registrant as specified in its charter)


Delaware                                 0-20842                      36-3660532
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(State or other jurisdiction    (Commission File Number)        (I.R.S. Employer
of incorporation)                                         Identification Number)


1721 Moon Lake Boulevard, Suite 555, Hoffman Estates, IL                   60194
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (847) 781-7800
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                                 Not Applicable
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                        (Former name or former address if
                           changed since last report)









                        (This document contains 3 pages)





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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On July 21, 2000, PLATO Learning, Inc. (the "Company") completed the acquisition of CyberEd, Inc. ("CyberEd"), a privately held Nevada corporation that provides multimedia science courseware for high schools, for $4.8 million in cash. Proceeds from the Company's recent $5.0 million private placement of common stock, announced on July 18, 2000, were used to fund the acquisition.

This acquisition will enable the Company to integrate the CyberEd science courseware with its comprehensive PLATO Learning system and also add 44 titles to PLATO's existing individual titles product line.

In connection with this transaction, the Company has entered into consulting and non-compete agreements with certain CyberEd executive officers, who will be leaving after the acquisition.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

         Not required.

(b) Pro Forma Financial Information

         Not required.

(c) Exhibits

         1.  Press release dated July 24, 2000.
         2. Stock Purchase Agreement, dated July 21, 2000, by and between PLATO Learning, Inc. and Richard F. Carle, Jr. and Laura F. Carle.
         3. Consulting and Non-Compete Agreement, dated July 21, 2000, by and between PLATO, Inc. and Laura F. Carle.
         4. Consulting and Non-Compete Agreement, dated July 21, 2000, by and between PLATO, Inc. and Richard F. Carle, Jr.







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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on August 3, 2000.

                                          PLATO LEARNING, INC.

                                    By    /s/ John Murray
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                                          John Murray
                                          President, Chief Operating Officer and
                                          Acting Chief Financial Officer















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